Exhibit 99.1

NewLink Genetics Announces Presentation of Abstracts at ASCO 2018 Annual Meeting

AMES, Iowa, April 25, 2018 - NewLink Genetics Corporation (NASDAQ:NLNK) today reported that two abstracts pertaining to the company's indoximod program will be presented at the American Society of Clinical Oncology (ASCO) 2018 Annual Meeting in Chicago.

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Poster Discussion Session: Poster Board #204 - Abstract 4015 - Phase 2 trial of the IDO pathway inhibitor indoximod plus gemcitabine / nab-paclitaxel for the treatment of patients with metastatic pancreas cancer - to be presented during the discussion session, “Gastrointestinal (Noncolorectal) Cancer,” Sunday, June 3, 2018, 4:45 PM - 6:00 PM CT

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Poster Discussion Session: Poster Board #339 - Abstract 9512 - Phase 2 trial of the IDO pathway inhibitor indoximod plus checkpoint inhibition for the treatment of patients with advanced melanoma - to be presented during the discussion session, “Melanoma/Skin Cancers,” Monday, June 4, 2018, 4:45 PM - 6:00 PM CT

The complete text of abstracts selected for presentation at the ASCO 2018 Annual Meeting will be posted to the ASCO website on Wednesday, May 16th at 5pm ET.

"We are pleased to have the opportunity to present the results at ASCO from both of these Phase 2 trials of indoximod in combination therapies for patients with pancreatic cancer and advanced melanoma. We continue to gather data supporting the potential for our differentiated IDO pathway inhibitor, indoximod, in multiple combinations to improve the lives of patients with cancer,” said Nicholas N. Vahanian, MD, President.

About Indoximod

Indoximod is an investigational, orally available small molecule targeting the IDO pathway. The IDO pathway is a key immuno-oncology target involved in regulating the tumor microenvironment and immune escape. Indoximod is being evaluated in combination with treatment regimens including anti-PD-1/PD-L1 agents, chemotherapy, radiation and cancer vaccines across multiple indications such as melanoma, pancreatic cancer and other malignancies.

About NewLink Genetics Corporation

NewLink Genetics is a late-stage biopharmaceutical company focusing on discovering, developing and commercializing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics' IDO pathway inhibitors are designed to harness multiple components of the immune system to combat cancer. For more information, please visit www.NewLinkGenetics.com and follow us on Twitter @NLNKGenetics.

Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties.  All statements, other than statements of historical fact, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  These forward-looking statements include, among others, statements about  results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; and any other statements other than statements of historical fact.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC).  The forward-looking statements in this press release represent NewLink Genetics’ views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change.  However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.

Investor Contact:
Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com

Media Contact:
Sharon Correia
VP, Integrated Communications
LaVoieHealthScience
617-374-8800, ext. 105
scorreia@lavoiehealthscience.com